Exhibit 1

AGREEMENT AMONG REPORTING PERSONS

The undersigned hereby agree as follows:

1.                                       Each of them is individually eligible to use the Schedule 13G, as amended, to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

2.                                       Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: July 3, 2008

/s/ Laura H. Pulliam
Harry Kletter, by Laura H. Pulliam, Attorney in Fact pursuant to Power of Attorney dated June 30, 2008

/s/ Laura H. Pulliam
K & R LLC, by Laura H. Pulliam, Attorney in Fact pursuant to Power of Attorney dated June 30, 2008

/s/ Laura H. Pulliam
Roberta Kletter, by Laura H. Pulliam, Attorney in Fact pursuant to Power of Attorney dated June 30, 2008

/s/ Laura H. Pulliam
Kletter Holding, LLC, by Laura H. Pulliam, Attorney in Fact pursuant to Power of Attorney dated June 30, 2008